[Fifth Third Bank Logo]
REPORT ON ASSESSMENT OF COMPLIANCE WITH SEC REGULATION AB SERVICING
CRITERIA
Fifth Third Mortgage Company (the "Asserting Party") is responsible for assessing compliance as of
December 31, 2007 and for the period from January 1, 2007 through December 31, 2007 (the "Reporting
Period") with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations
(the "CFR"), except for criteria 229.1122 (d)(1)(iii), (d)(2)(iv), (d)(3)(i)(c) and (d)(4)(xv) of the CFR, which the
Asserting Party has concluded are not applicable to the activities it performs with respect to the residential mortgage loans covered by this report (such criteria, after giving effect to the exceptions identified above, the "Applicable Servicing Criteria"). The loans covered by this report, [set forth on Exhibit A hereto], include the residential mortgage loans sold to non-government-sponsored entities for which the Asserting Party served as servicer, that were completed on or after January 1, 2006 platform (the "Platform").
The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting
Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable
Servicing Criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole.
The Servicer has engaged certain vendors (the "Vendors") to perform specific, limited or scripted servicing activities as of and for the period ended December 31, 2007. Specific vendors have been identified as a party participating in the servicing function and have provided separate assessment and attestation reports for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors as set forth in section 1122(d)(4)(xi) and
1122(d)(4)(xii).
Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of December 3 1, 2007 and for the Reporting Period
as set forth in this assertion,
Fifth Third Mortgage Company, as Servicer
By: /s/ Charles Mannes
Name: Charles Mannes Date: February 29, 2008
Title: Vice President
By: /s/ Joe Robinson
Name: Joe Robinson
Date: February 29, 2008
Title: Senior Vice President
Investor
Investor Name
EXHIBIT A
63100 WELLS FARGO (CSMC 2006-8)
63105 LEHMAN (LXS 2006-7)
63113 WELLS FARGO (JPMMT2006-S2)
63115 WELLS FARGO (CSMC 2006-1)
63116 WELLS FARGO (CSMC 2006-2)
63117 WACHOVIA
63118 LEHMAN (LMT 2006-2)
63120 WELLS FARGO for JP MORGAN
63121 WELLS - EMC (PRIME 2006-CL1)
63122 WELLS FARGO (JPMMT2006-A3)
63123 WELLS FARGO (JPMMT2006-A4)
63126 WELLS FARGO (JPALT2006-S3)
63127 CITIGROUP (CMLTI 2006-AR6)
63128 WELLS FARGO (CSMC 2006-7)
63132 CITIGROUP (CMLTI 2006-AR7)
63133 WELLS FARGO (CSAB 2006-3)
63134 MORGAN STANLEY (MSM 2006-15XS)
63135 WACHOVIA
63138 WELLS FARGO (JPALT 2006-S4)
63139 US BANK (JPALT 2006-A7)
63142 CITIGROUP
63143 WELLS FARGO (JPMMT 2006-S4)
63144 WACHOVIA (Hudson City)
63145 WACHOVIA (Hudson City)
63146 WELLS FARGO (CSMC 07-01)
63147 US BANK (JPALT2007-A1)
63148 WACHOVIA BLOCK 3
63149 WELLS FARGO (CSMC 07-02)
63150 BEAR STEARNS (EMC FN0701)
63151 WELLS FARGO (CS ARMT 07-01)
63153 WACHOVIA MTG (WMLT 2007-A)
63155 CITIGROUP (CMLTI 2007-AR4)
63158 WELLS FARGO (JPMMT2007-S1)
63159 BEAR STEARNS (BSABS 2007-AC 3)
63160 CREDIT SUISSE (37492)
63162 SEAR STEARNS -EMC (BSABS 2007-AC4)
63163 GOLDMAN SACHS (FITH MAY152007 30A)
63164 WELLS FARGO (MSM 2007-8XS)
63165 WELLS FARGO (CS ARMT 07-02)
63166 WELLS FARGO (JPALT 2007-S1)
63167 BEAR STEARNS (BSABS 2007-AC 5)
63168 MORGAN STANLEY (MS ETRADE)
63170 MORGAN STANLEY (MS2383023831)
63171 GOLDMAN SACHS (FTTD JUN282007 ALT A)
63172 BEAR STEARNS (FTBK FQ07A1)
63173 AURORA LOAN SERVICE (LXS 2007-10H)
63174 MORGAN STANLEY MORTGAGE CAPITAL TAIL ARMS
63176 GOLDMAN SACHS (GSM 2007-8)
63177 BEAR, STEARNS & CO. (INCFQ07A1)
63178 MORGAN STANLEY MORTGAGE CAPITAL (MS.E*TRADE)
63179 WELLS FARGO BANK (BSAAT 2007-1)
63180 MORGAN STANLEY (MSM200714 AR)
63181 E*TRADE FINANCIAL (MS.E*TRADE)
63183 WELLS FARGO BANK, NACSMC
63184 MORGAN STANLEY MORTGAGE CAPITAL (MSM 2007-13)
63185 WELLS FARGO (MSM 2007-15AR)
67100 GOLDMAN SACHS
67101 GOLDMAN SACHS